Exhibit 99.(h)(1)(e)

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AMENDMENT TO
Fund administration and accounting agreement

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between each Invesco investment company referenced on the signature page hereto (each investment company a “Trust” and collectively, the “Trusts,” with each series thereof, a “Fund” and collectively, the “Funds”) and The Bank Of New York Mellon (“BNY”). BNY and the Trusts are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Trusts and BNY have entered into a Fund Administration and Accounting Agreement dated as of September 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the Agreement provides for the calculation of foreign capital gains in certain markets and withholding liability accruals and the inclusion of such accruals in the daily Net Asset Value (“NAV”) calculation (together, the “Foreign Capital Gains Tax Services”), including the utilization of a third-party service provider and the related fees; and

WHEREAS, the Trusts and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.            Amendment to Schedule I of the Agreement.

Schedule I (Schedule of Services) of the Agreement is hereby amended by removing the section titled “Foreign Capital Gains Tax Services” and replacing it with the following:

“FOREIGN CAPITAL GAINS TAX SERVICES

The Foreign Capital Gains Tax Services shall be provided for those Funds identified on Appendices I and IA, as may be amended from time to time by written agreement of the Trusts and BNY. Foreign Capital Gains Tax Services shall include the provision of Capital Gains Tax Reporting Services (“CGT Reporting Services”) and Holdings Screening Services (“Holdings Screening Services”), which may be provided, in whole or in part, by a third-party service provider (“Third Party”) as agreed upon between the parties. The CGT Reporting Services shall include the following services for the Funds listed on Appendix I:

i.	Daily monitoring of the estimated capital gains tax exposure in the jurisdictions listed in the applicable service level document maintained by BNY in the form of a written report (each a “Report”).
ii.	The Report will provide a summary of capital gains arising to the Funds listed in Appendix I from unsold securities and the relevant estimated taxes on the net unrealized gains, applying the local tax rules for the particular jurisdictions in scope.
iii.	The Report will apply the relevant tax rates applicable, taking into account period of holding, turnover, entity type, residency, etc.
iv.	The Report will apply the relevant tax lot methodology (e.g. First In First Out for India) for each jurisdiction.
v.	The Report will apply the appropriate local tax rules to each corporate action (e.g. bonus issues, demergers etc.).

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vi.	The Report will apply the relevant loss relief rules applicable for each jurisdiction (e.g. in India, set off of carried forward short term losses in priority against short term gains, then against long term gains, with appropriate adjustment of the relevant tax rates).

The Holdings Screening Services shall be provided for those Funds listed on Appendix IA, as may be amended from time to time by written agreement of the Trusts and BNY. The Holdings Screening Service shall include:

i.	BNY will provide, on a monthly basis, a holdings screening report (each a “Holdings Report”) setting forth the list of Funds in Appendix IA that hold equities and/or bonds positions (the “Securities”) in a list of CGT risky jurisdictions.
ii.	The list of CGT risky jurisdictions will be agreed between the Funds and BNY and will be divided into two categories: (i) high-risk CGT jurisdictions and (ii) medium-risk CGT jurisdictions. The list of CGT risky jurisdictions will be maintained by BNY, as advised by each Fund, separately from this Schedule.
iii.	The Holdings Report will identify the Funds listed in Appendix IA that started holding Securities in the list of CGT risky jurisdictions by reference to the prior month’s Holdings Report.
iv.	While the Holdings Report will be provided on a monthly basis, BNY will, on a weekly basis, review the jurisdictions in which the Funds listed in Appendix IA hold Securities. Where it is identified by BNY pursuant to such a weekly review that a Fund listed in Appendix IA started holding Securities in a jurisdiction included in the list of high-risk CGT jurisdictions, the relevant Fund hereby instructs BNY to start the process to onboard said Fund onto the CGT Reporting Services with respect to such jurisdiction. For clarity, BNY will not start such an onboarding process until after the end of the week to which the relevant weekly review related.
v.	Where a Fund listed in Appendix IA is newly identified in the Holdings Report as holding Securities in a medium-risk CGT jurisdiction, BNY will note such new investment in the Holdings Report and be available to discuss with the relevant Fund if such impacted Fund may benefit from the application of the CGT Reporting Services with respect to additional jurisdictions.
vi.	BNY will continue the CGT Reporting Services for any Fund identified by the Holding Screening Service even where said fund stops holding positions in that market unless instructed to cease the CGT Reporting Services by the Fund, regardless of whether the Fund stops holding securities in a relevant capital gains tax jurisdiction.

Solely with respect to Foreign Capital Gains Tax Services, the parties agree that the use of a Third Party shall be treated as a third party service provider engaged by the Trust for purposes of Section 8(e) of the Agreement; provided that the provision relating to the Trusts retaining the sole obligation to manage the relationship with the third party service provider shall not apply.

Notwithstanding the foregoing, and for the avoidance of doubt, the parties agree that nothing contained herein shall modify Section 5(i) of the Agreement.

Foreign Capital Gains Tax Services are offered subject to the following limitations:

•	Each Fund is responsible for registering its sub-funds in foreign countries where applicable, e.g., as Foreign Portfolio Investors (FPIs) in India. The Trusts shall advise BNY of the name and contact details of each such Fund's Indian tax agent.

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•	The services do not constitute legal advice.

•	Any Report or Holdings Report may only be used for the purpose for which they were originally provided, that is, (i) with respect to the CGT Reporting Services, to support the relevant Funds in monitoring capital gains tax risk, reporting capital gains taxes, and making capital gains tax accruals for accounting purposes and (ii) with respect to the Holdings Screening Services, to denote relevant Funds that hold equities and/or bonds positions in certain relevant capital gains tax jurisdictions. They may not be quoted or referred to or used for any other purpose, nor made available to any third party without BNY’s prior written consent.

•	The decision as to whether or not a capital gains tax accrual is made for given markets and securities remains completely the responsibility of the applicable Fund.

•	It is the responsibility of a Fund to inform BNY of all changes incumbent to structure or holdings of the Fund or any of its Sub-Fund that could affect any of the Foreign Capital Gains Tax Services in the chosen jurisdictions. It is furthermore each Fund’s responsibility to ensure that the information and documents required for the provision of the Foreign Capital Gains Tax Services in the chosen jurisdictions are provided to BNY within a pre-agreed timetable.”

2.	Fees.

For the Foreign Capital Gains Tax Services, a Trust, on behalf of a Fund, shall pay BNY the fees and charges as may be specifically agreed upon from time to time.

3.	Termination and Alternative Service Provider.

If a Third Party is no longer able to provide the Foreign Capital Gains Tax Services with respect to one or more of the Funds on Appendices I or IA, BNY Mellon will promptly notify the Trust and engage an alternative Third-Party provider or work with the Trusts to calculate the Foreign Capital Gains Tax Services using a mutually agreed upon method.

4.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which when so executed and delivered, shall be deemed an original, but all of which together shall constitute one and the same Amendment.

(c)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

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APPENDIX I TO SCHEDULE I

List of Funds – CGT Reporting Services

Fund Name
INVESCO S&P GLOBAL WATER INDEX ETF
INVESCO NEXT GEN CONNECTIVITY ETF
INVESCO MSCI SUSTAINABLE FUTURE ETF
INVESCO GLOBAL WATER ETF
INVESCO MSCI GLOBAL TIMBER ETF
INVESCO MSCI GREEN BUILDING ETF
INVESCO MSCI GLOBAL CLIMATE 500 ETF
INVESCO S&P EMERGING MARKETS MOMENTUM ETF
INVESCO INDIA ETF
INVESCO RAFI EMERGING MARKETS ETF

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APPENDIX IA TO SCHEDULE I

List of Funds– Holdings Screening Service

Fund Name
INVESCO S&P GLOBAL WATER INDEX ETF
INVESCO NEXT GEN MEDIA AND GAMING ETF
INVESCO NEXT GEN CONNECTIVITY ETF
INVESCO AI AND NEXT GEN SOFTWARE ETF
INVESCO MSCI SUSTAINABLE FUTURE ETF
INVESCO GLOBAL WATER ETF
INVESCO GLOBAL CLEAN ENERGY ETF
INVESCO RAFI EMERGING MARKETS ETF
INVESCO DORSEY WRIGHT EMRGING MARKETS MOMENTUM ETF
INVESCO MSCI GLOBAL TIMBER ETF
INVESCO INTERNATIONAL BUYBACK ACHIEVERS ETF
INVESCO S&P EMERGING MARKETS LOW VOLATILITY ETF
INVESCO S&P EMERGING MARKETS MOMENTUM ETF
INVESCO INDIA ETF
INVESCO MSCI GREEN BUILDING ETF
INVESCO MSCI GLOBAL CLIMATE 500 ETF
INVESCO INTERNATIONAL GROWTH FOCUS ETF
INVESCO GLOBAL EQUITY NET ZERO ETF
INVESCO SOLAR ETF

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

The Bank of New York Mellon		On behalf of Each Trust and Fund referenced on Exhibit A attached to the Agreement, as amended

By:	/s/ Gerard Connors	By:	/s/ Kelli Gallegos
Name:	Gerard Connors	Name:	Kelli Gallegos
Title:	Vice President	Title:	Fund Treasurer
Date:	10/29/2025	Date:	10/29/2025